UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2025, Nova LifeStyle, Inc. (the “Company”) received a resignation letter from Ms. Min Su to resign from her positions as the Corporate Secretary of the Company, effective immediately. Ms. Su indicated that her resignation is not because of any disagreement with the Company, its management or its directors.

On October 7, 2025, the Board appointed Mr. Yizhou (Steven) Zhao, a Data Analysis Statistician at Diamond Bar Outdoors Inc., a wholly owned subsidiary of the Company, as the Chief Operating Officer and Corporate Secretary of the Company.

Mr. Zhao, age 28, has worked as Data Analysis Statistician at Diamond Bar Outdoors Inc. since June 2025. Since May 2024, Mr. Zhao has been a self-directed independent investor in U.S. stock market. Mr. Zhao received his Bachelor of Science degree with Major in Statistics, Minor in Economics from Queen’s University in Canada in May 2023 and his Master of Arts in Statistic from Columbia University in February 2023.

In connection with his appointment, the Company entered into an employment agreement (the “Agreement”) with Mr. Zhao on October 7, 2025. The Agreement has a term of one year and provides that Mr. Zhao will receive compensation in the amount of $80,000 a year, payable monthly.

Mr. Zhao was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Zhao and the directors, nor between Mr. Zhao and any executive officer of the Company. Mr. Zhao is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement between the Company and Yizhou (Steven) Zhao dated October 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

Date: October 9, 2025